Exhibit 31.2


I, Thomas W. Horton, certify that:

1. I  have  reviewed  this  annual report on  Form  10-K/A  of  AMR Corporation;


2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;



Date:  July 17, 2006       /s/ Thomas W. Horton
                           Thomas W. Horton
                           Executive Vice President and Chief Financial Officer